Exhibit 23.2
Consent of Independent Auditors
We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 333-56915; Form S-3, No. 333-84046; Form S-3, No. 333-105478; Form S-3, No. 333-111361; Form S-3MEF, No. 333-111363; Form S-3, No. 333-116931; Form S-3, No. 333-116934; Form S-3, No. 333-117948; Form S-3, No. 333-124885; Form S-3, No. 333-128228; Form S-3, No. 333-129648; Form S-3, No. 333-141319; Form S-3, No. 333-142434; Form S-3, No. 333-142439; Form S-3, No. 333-142785; Form S-4, No. 333-116938; Form S-8, No. 333-24539; Form S-8, No. 333-83555; Form S-8, No. 333-44890; Form S-8, No. 333-64634; Form S-8, No. 333-71766; Form S-8, No. 333-98013; Form S-8, No. 333-102875; Form S-8, No. 333-116920; and Form S-8, No. 333-136485) of Euronet Worldwide, Inc. of our report dated January 26, 2007, with respect to the balance sheet of Envia Telecomunicaciones, S.A. as of December 31, 2006 and 2005, and the related statements of income, shareholders’ equity and cash flows for the years then ended.
/s/ Fàbergas, Mercadé & Co.
Auditors — Consultants
Madrid, Spain
June 16, 2007